Exhibit 5.1
Reed Smith llp
Reed Smith Centre
225 Fifth Avenue
Pittsburgh, PA 15222-2716
+1 412 288 3131
Fax +1 412 288 3063
reedsmith.com
February 4, 2011
Michael Baker Corporation
Airside Business Park
100 Airside Drive
Moon Township, PA 15108
Re: Michael Baker Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Michael Baker Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale in a primary offering or offerings from time to time, pursuant to Rule 415 under the Securities Act, of up to $125,000,000 aggregate gross proceeds of debt securities of the Company, in one or more series (the “Debt Securities”) and shares of common stock of the Company, par value $1.00 per share, (the “Common Stock”). The Debt Securities and the Common Stock are hereinafter referred to collectively as the “Offered Securities.”
The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The Debt Securities will be issued under one or more Indentures to be entered into between the Company and a U.S. banking institution, as trustee. The form of the Indenture (the “Indenture”) is included as an exhibit to the Registration Statement.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Company, each as amended to the date hereof, the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with
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all applicable laws. We also have assumed that any definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company, and the other parties thereto. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the corporate, partnership, limited liability company or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate, partnership, limited liability company or other action and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1.	With respect to the Debt Securities, when (i) the Company has taken all necessary corporate, partnership or limited liability company or other action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Indenture has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Debt Securities have been duly executed, authenticated and issued in accordance with the terms of the Indenture and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Debt Securities, the Debt Securities will constitute legal, valid and binding obligations of the Company.

2.	With respect to the Common Stock being registered for issuance by the Company under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and (iii) the Common Stock has been issued and delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.
The opinions expressed above are limited by and subject to the following qualifications:
(a)	We express no opinion other than as to the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and, with respect to the Debt Securities and the Indenture only, the laws of the State of New York.

(b)	In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

(c)	The opinions expressed in paragraph 1 above are subject to the qualification that the validity and binding effect of the Offered Securities and the Indenture may be limited or affected by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally (ii) general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d)	In rendering the opinions expressed in paragraph 2 above, we have assumed that the necessary number of shares is authorized and available for issuance pursuant to the Company’s Articles of Incorporation.

(e)	This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or are implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ REED SMITH LLP
REED SMITH LLP
DLD/RKM/SLA
legalop